Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-107965, 333-117981, 333-12886 and 333-138385 on Form S-8 of our report dated March 16, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment), relating to the financial statements of Applix, Inc. appearing in this Current Report on Form 8-K/A of Cognos Incorporated.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 31, 2007